Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Performance Leverage Upside Securities Based on the Value of a Basket of Equities due September 3, 2015	$16,373,000.00	$2,108.84

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

July 2014 PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated July 13, 2012)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

The Performance Leverage Upside Securities (the “PLUS”) offer leveraged exposure to an unequally weighted basket (the “underlying basket”) of selected equity securities (each, a “basket equity”). The PLUS are for investors who seek an equity basket based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying basket. At maturity, if the value of the underlying basket has decreased below the initial basket value, the investor is fully exposed to the negative basket performance. At maturity, if the underlying basket has appreciated, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying basket, subject to the maximum payment at maturity. Accordingly, the PLUS do not guarantee any return of principal at maturity. The PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying basket:	A basket of 17 selected equity securities (see “Basket Information” on page 22 of this pricing supplement)
Basket weighting of each basket equity:	AGCO Corporation (Bloomberg Ticker “AGCO UN”)	5%
	Altisource Portfolio Solutions S.A. (Bloomberg Ticker “ASPS UW”)	10%
	Apple Inc. (Bloomberg Ticker “AAPL UW”)	5%
	Baidu, Inc. (Bloomberg Ticker “BIDU UW”)	5%
	Ctrip.com International, Ltd. (Bloomberg Ticker “CTRP UW”)	5%
	Danaher Corporation (Bloomberg Ticker “DHR UN”)	5%
	Google Inc. (Bloomberg Ticker “GOOG UW”)	5%
	Hewlett-Packard Company (Bloomberg Ticker “HPQ UN”)	5%
	International Business Machines Corporation (Bloomberg Ticker “IBM UN”)	5%
	LyondellBasell Industries N.V. (Bloomberg Ticker “LYB UN”)	5%
	MasterCard Incorporated (Bloomberg Ticker “MA UN”)	5%
	Qihoo 360 Technology Co. Ltd. (Bloomberg Ticker “QIHU UN”)	5%
	Rock-Tenn Company (Bloomberg Ticker “RKT UN”)	5%
	Sony Corporation (Bloomberg Ticker “SNE UN”)	5%
	SouFun Holdings Limited (Bloomberg Ticker “SFUN UN”)	10%
	Terex Corporation (Bloomberg Ticker “TEX UN”)	5%
	Vipshop Holdings Limited (Bloomberg ticker “VIPS UN”)	10%
Aggregate principal amount:	$16,373,000
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” below), offered at a minimum of 100 PLUS (representing a $1,000 investment) and integral multiples of $10 in excess thereof
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Pricing date:	July 31, 2014
Original issue date:	August 5, 2014 (3 business days after the pricing date)
Valuation date:	August 31, 2015 (13 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	September 3, 2015 (3 business days after the valuation date) subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

▪    If the final basket value is greater than the initial basket value:

     $10 + leveraged upside payment (subject to the maximum payment at maturity)

     In no event will the payment at maturity exceed the maximum payment at maturity.

▪    If the final basket value is equal to the initial basket value:

     $10

▪    If the final basket value is less than the initial basket value:

     $10 + ($10 x basket return)

     This amount will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUS. Investors may lose their entire investment.

Basket return:	(final basket value — initial basket value) / initial basket value
Final basket value:	The product of (i) the initial basket value of the underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket equities on the valuation date, as determined by the calculation agent. The weighted performance for each basket equity is the equity return for such basket equity multiplied by the basket weighting.
Initial basket value:	100
Equity return:

With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, as determined by the calculation agent, calculated as follows:

(final equity price — initial equity price) / initial equity price

Final equity price:	With respect to each basket equity, the closing price for such basket equity on the valuation date, as determined by the calculation agent.
Initial equity price:	With respect to each basket equity, the closing price for such basket equity on the pricing date, as specified on page 22 of this pricing supplement and as determined by the calculation agent as may be adjusted in the case of antidilution and reorganization events, as described in the accompanying product supplement.
Leveraged upside payment:	$10 x leverage factor x basket return
Leverage factor:	3.0
Maximum payment at maturity:	$11.30 (113% of the stated principal amount) per PLUS.
CUSIP:	90273E639
ISIN:	US90273E6398
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to public	Fees and Commissions(1)	Proceeds to issuer
Per PLUS	$10.00	$0.20	$9.80
Total	$16,373,000.00	$327,460.00	$16,045,540.00

(1)	UBS Securities LLC will purchase from UBS AG the PLUS at the price to public less a fee of $0.20 per $10.00 stated principal amount of PLUS. UBS Securities LLC will agree to resell all of the PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at a discount reflecting a fixed sales commission of $0.20 per $10.00 stated principal amount of PLUS that Morgan Stanley Wealth Management sells. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the PLUS as of the pricing date is $9.571 for the PLUS based on the value of a basket of equities. The estimated initial value of the PLUS was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the PLUS, see “Risk Factors — Fair value considerations” and “—Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this pricing supplement.

Notice to investors: the PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the stated principal amount of the PLUS at maturity, and the PLUS can have the same downside market risk as the underlying basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the PLUS.

You should carefully consider the risks described under “Risk Factors” beginning on page 15 and under “Risk Factors” beginning on page PS-14 of the accompanying product supplement before purchasing any PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your PLUS. You may lose some or all of your initial investment in the PLUS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these PLUS passed upon the adequacy or accuracy of this pricing supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Pricing Supplement dated July 31, 2014

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Additional Information about UBS and the PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Product Supplement dated July 13, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000139340112000232/c318442_690752-424b2.htm

Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “PLUS” refers to the Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Performance Leveraged Upside Securities”, dated July 13, 2012.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Investment Overview

Performance Leveraged Upside Securities

The PLUS Based on the Value of a Basket of Equities due September 3, 2015 can be used:

▪

As an alternative to direct exposure to the underlying basket that enhances the return for a certain range of positive performance of the underlying basket; however, by investing in the PLUS, you will not be entitled to receive any dividends paid with respect to the basket equities or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that limits your return at maturity and does not provide for dividends or periodic interest payments is appropriate for you.

▪	To enhance returns and outperform the underlying basket in a moderately bullish scenario.

▪	To achieve similar levels of upside exposure to the underlying basket as a direct investment while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 13 months

Leverage factor:	3.00

Maximum payment at maturity:	$11.30 (113% of the stated principal amount) per PLUS

Minimum payment at maturity:	None. Investors may lose all of their initial investment in the PLUS

Coupon:	None

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Key Investment Rationale

Investors can use the PLUS to leverage returns by a factor of 3.0, up to the maximum payment at maturity.

Investors will not be entitled to receive any dividends paid with respect to the basket equities. You should carefully consider whether an investment that limits your return at maturity and does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying basket within a certain range of positive performance up to the maximum payment at maturity.

Upside Scenario	The underlying basket increases in value from the pricing date to the valuation date and, at maturity, the PLUS redeem for the stated principal amount of $10 plus $10 times 3.0 times the basket return, up to the maximum payment at maturity of $11.30 (113% of the stated principal amount) per PLUS.

Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the full stated principal amount at maturity.

Downside Scenario	The final basket value is less than the initial basket value and, at maturity, the PLUS redeem for less than the stated principal amount (and could redeem for zero), and this decrease will be by an amount equal to the full amount of the decline in the value of the underlying basket from the pricing date to the valuation date. (Example: if the underlying basket decreases in value by 35%, the PLUS will redeem for $6.50, or 65% of the stated principal amount.)

Investor Suitability

The PLUS may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the PLUS, including the risk of loss of all of your initial investment.

▪

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying basket or the basket equities.

▪

You believe the final basket value of the underlying basket is likely to be greater than the initial basket value and, if it is not, you can tolerate receiving a payment at maturity that will be less than your principal amount and may be zero.

▪	You believe that the basket return will be positive, and when multiplied by the leverage factor, is unlikely to exceed an amount equal to the maximum payment at maturity.

▪	You can tolerate fluctuations in the price of the PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying basket.

▪

You understand and accept that your potential return on the PLUS is limited to the maximum payment at maturity and you are willing to invest in the PLUS based on the maximum payment at maturity of $11.30 (113% of the stated principal amount) per PLUS.

▪	You do not seek current income from your investment and are willing to forego dividends paid on any basket equities.

▪	You seek an investment with exposure to companies in the oil and gas exploration and production industry.

▪	You are willing and able to hold the PLUS to maturity, a term of approximately 13 months, and accept that there may be little or no secondary market for the PLUS.

▪

You are willing to assume the credit risk of UBS for all payments under the PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

▪

You understand that the estimated initial value of the PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

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The PLUS may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the PLUS, including the risk of loss of all of your initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪	You are not willing to make an investment that may have the same downside market risk as an investment in the underlying basket or the basket equities.

▪

You believe that the basket return will be negative, or you believe that the basket return will be positive and that the appreciation is likely to exceed an amount equal to the maximum payment at maturity.

▪

You seek an investment that has an unlimited return potential or you are unwilling to invest in the PLUS based on the maximum payment at maturity of $11.30 (113% of the stated principal amount) per PLUS.

▪	You cannot tolerate fluctuations in the price of the PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying basket

▪	You seek current income from this investment or prefer to receive the dividends paid on the basket equities.

▪	You do not seek an investment with exposure to companies in the oil and gas exploration and production industry.

▪	You are unable or unwilling to hold the PLUS to maturity, a term of approximately 13 months, and seek an investment for which there will be an active secondary market.

▪	You are not willing to assume the credit risk of UBS for all payments under the PLUS, including any repayment of principal.

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Fact Sheet

The PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement and accompanying prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive for each PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount, if anything, based upon the closing value of the underlying basket on the valuation date. The PLUS do not guarantee any return of principal at maturity. All payments on the PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the PLUS and you could lose your entire investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
July 31, 2014	August 5, 2014 (3 business days after the pricing date)	August 31, 2015	September 3, 2015 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG, London Branch
Underlying basket:	A basket of 17 selected equity securities (see “Basket Information” on page 22 of this pricing supplement)
Basket weighting of each basket equity:

AGCO Corporation (Bloomberg Ticker “AGCO UN”)

Altisource Portfolio Solutions S.A. (Bloomberg Ticker “ASPS UW”)

Apple Inc. (Bloomberg Ticker “AAPL UW”)

Baidu, Inc. (Bloomberg Ticker “BIDU UW”)

Ctrip.com International, Ltd. (Bloomberg Ticker “CTRP UW”)

Danaher Corporation (Bloomberg Ticker “DHR UN”)

Google Inc. (Bloomberg Ticker “GOOG UW”)

Hewlett-Packard Company (Bloomberg Ticker “HPQ UN”)

International Business Machines Corporation (Bloomberg Ticker “IBM UN”)

LyondellBasell Industries N.V. (Bloomberg Ticker “LYB UN”)

MasterCard Incorporated (Bloomberg Ticker “MA UN”)

Qihoo 360 Technology Co. Ltd. (Bloomberg Ticker “QIHU UN”)

Rock-Tenn Company (Bloomberg Ticker “RKT UN”)

Sony Corporation (Bloomberg Ticker “SNE UN”)

SouFun Holdings Limited (Bloomberg Ticker “SFUN UN”)

Terex Corporation (Bloomberg Ticker “TEX UN”)

Vipshop Holdings Limited (Bloomberg ticker “VIPS UN”)

5% 10% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 10% 5% 10%
Aggregate principal amount:	$16,373,000
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Payment at maturity:

▪    If the final basket value is greater than the initial basket value:

      $10 + leveraged upside payment (subject to the maximum payment at maturity).

      In no event will the payment at maturity be greater than the maximum payment at maturity.

▪    If the final basket value equal to the initial basket value:

      $10

▪    If the final basket value is less than the initial basket value:

      $10 + ($10 x basket return)

      This amount will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUS. Investors may lose their entire investment.

Basket return:	(final basket value — initial basket value) / initial basket value

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Final basket value:	The product of (i) the initial basket value of the underlying basket multiplied by (ii) the sum of one and the weighted performance of the basket equities on the valuation date, as determined by the calculation agent. The weighted performance for each basket equity is the equity return for such basket equity multiplied by the basket weighting.
Initial basket value:	100
Equity return:

With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, as determined by the calculation agent, calculated as follows:

(final equity price — initial equity price) / initial equity price

Final equity price:	With respect to each basket equity, the closing price for such basket equity on the valuation date, as determined by the calculation agent.
Initial equity price:	With respect to each basket equity, the closing price for such basket equity on the pricing date, as specified on page 22 of this pricing supplement and as determined by the calculation agent as may be adjusted in the case of antidilution and reorganization events, as described in the accompanying product supplement.
Leveraged upside payment:	$10 x leverage factor x basket return
Leverage factor:	3.0
Maximum payment at maturity:	$11.30 (113% of the stated principal amount) per PLUS
Risk factors:	Please see “Risk Factors” beginning on page 15.

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General Information

Listing:	The PLUS will not be listed on any securities exchange.
CUSIP:	90273E639
ISIN:	US90273E6398
Tax considerations:

The United States federal income tax consequences of your investment in the PLUS are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the PLUS. Pursuant to the terms of the PLUS, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your PLUS as a pre-paid derivative contract with respect to the underlying basket. If your PLUS are so treated, you should generally recognize gain or loss upon the sale or maturity of your PLUS in an amount equal to the difference between the amount you receive at such time and the amount you paid for your PLUS. Such gain or loss should be long-term capital gain or loss if you have held your PLUS for a period of greater than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

We will not attempt to ascertain whether Altisource Portfolio Solutions S.A., Baidu, Inc., Ctrip.com International, Ltd., LyondellBasell Industries N.V., Qihoo 360 Technology Co. Ltd., Sony Corporation, SouFun Holdings Limited or Vipshop Holdings Limited would be treated as “passive foreign investment companies” (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code, as amended (the “Code”). In the event that either were treated as a PFIC, certain adverse U.S. federal income tax consequences might apply (including the potential application of the “constructive ownership rules” of Section 1260 of the Code). You should consult your tax advisor regarding the possible consequences to you in the event that either basket equity is or becomes a PFIC.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the PLUS, it is possible that your PLUS could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the PLUS could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-46 of the accompanying product supplement, and that the timing and character of income or loss on your PLUS could be materially and adversely affected.

Also, the Internal Revenue Service (“IRS”), for example, might assert that the PLUS should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying basket of equities, which could occur in the case of a reorganization event as described in the accompanying product supplement.

In 2007, the IRS released a notice that may affect the taxation of holders of the PLUS. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUS will ultimately be required to accrue income currently, and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders, as defined in the accompanying product supplement, of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the

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Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your PLUS for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement, unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders, as defined in the accompanying product supplement, that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the PLUS.

Non-U.S. Holders. Subject to Section 871(m) and FATCA (as discussed below), if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your PLUS or to generally applicable information reporting and backup withholding requirements with respect to payments on your PLUS if you comply with certain certification and identification requirements as to your foreign status (by providing us (and/or the applicable withholding agent) a fully completed and duly executed applicable IRS Form W-8). Gain from the sale or exchange of a PLUS or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Further, we will not attempt to ascertain whether any basket equity issuer would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the PLUS should be treated as “United States real property interests” as defined in Section 897 of the Code. If any basket equity issuer and the PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a PLUS upon a sale, exchange, redemption or other taxable disposition of the PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an basket equity as a United States real property holding corporation or the PLUS as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under recently proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments that reference U.S. stocks (including shares of certain of the basket equities) including possibly the PLUS, may be treated as dividend equivalents that are subject to U.S. withholding tax. Under these proposed regulations, withholding may be required even in the absence of any actual dividend-related payment or adjustment made pursuant to the terms of the instrument. However, if finalized in their current form, the proposed regulations would not impose a withholding tax on dividend equivalent payments that are made on such equity-linked instruments prior to January 1, 2016. Nevertheless, if we (or the applicable paying agent) are required to withhold, we (or the applicable paying agent) would be entitled to do so without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax

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advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the PLUS.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold the PLUS through a foreign entity) under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the PLUS are urged to consult their tax advisors as to the U.S. federal, state, local and other tax (including non-U.S. tax) consequences (including tax consequences of the jurisdictions of the basket equity issuers) to them of the purchase, ownership and disposition of the PLUS.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the PLUS for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the PLUS as described below.

In connection with the sale of the PLUS, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions or purchases and sales of basket

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equities before and after the pricing date of the PLUS. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the PLUS from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the PLUS from time to time and payment on the PLUS at maturity. See “Risk Factors” beginning on page 15 of this document for a discussion of these adverse effects.

Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the PLUS specified on the front cover of this document at the price to public less a fee of $0.20 per $10.00 stated principal amount of PLUS. UBS Securities LLC has agreed to resell all of the PLUS to Morgan Stanley Smith Barney LLC (also known as “Morgan Stanley Wealth Management”) with a discount reflecting a fixed sales commission of $0.20 per $10.00 stated principal amount of PLUS that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any PLUS after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the PLUS and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell the PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the PLUS, see “Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this pricing supplement.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477- 4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the PLUS distributed by such dealers.

This pricing supplement represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying product supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 3 of this document.

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How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the closing value of the underlying basket.

Investors will not be entitled to receive any dividends paid with respect to the basket equities. You should carefully consider whether an investment that limits your return at maturity and does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUS.

The graph is based on the following terms:

Stated principal amount:	$10 per PLUS

Leverage factor:	3.0

Maximum payment at maturity:	$11.30 (113% of the stated principal amount) per PLUS

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PLUS Payoff Diagram

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How it works

▪

Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $10 stated principal amount plus a return equal to 3.0 times the appreciation of the underlying basket over the term of the PLUS, subject to the maximum payment at maturity. Under the terms of the PLUS, an investor would realize the maximum payment at maturity at a final basket value of 104.33% of the initial basket value.

▪	If the final basket value has appreciated from the initial basket value by 4%, investors will receive an 12% return, or $11.20 per PLUS.

▪	If the final basket value has appreciated from the initial basket value by 30%, investors will receive only the maximum payment at maturity of $11.30 per PLUS.

▪	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive an amount equal to the $10 stated principal amount.

▪

Downside Scenario. If the final basket value is less than the initial basket value, investors will be exposed to the full negative decline in the underlying basket. Specifically, you will lose 1% for each 1% decline in the value of the underlying basket.

▪

If the underlying basket depreciates 35%, investors would lose 35% of their principal and receive only $6.50 per PLUS at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the PLUS.

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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the closing value of the underlying basket on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$10 + leveraged upside payment, subject to the maximum payment at maturity

Leveraged Upside Payment
Principal	Principal	Leverage Factor	Basket return

$10	+	[	$10	x	3.0	x	(	final basket value — initial basket value initial basket value	)	]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the final basket value is equal to the initial basket value:

the stated principal amount of $10

If the final basket value is less than the initial basket value:

$10 + ($10 x basket return)

Principal	Principal	Basket return

$10	+	[	$10	x	(	final basket value — initial basket value initial basket value	)	]

Accordingly, if the final basket value is less than the initial basket value, UBS will pay you less than the stated principal amount, if anything, resulting in a loss on your investment that is equal to the negative return of the underlying basket. You may lose up to 100% of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS.

▪

The PLUS do not pay interest or guarantee return of principal and your investment in the PLUS may result in a loss — The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the final basket value is less than the initial basket value, you will lose some or all of your investment in the PLUS in an amount equal to the decrease in the value of the underlying basket from the pricing date to the valuation date. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire investment.

▪

The leverage factor applies only if you hold the PLUS to maturity — You should be willing to hold your PLUS to maturity. If you are able to sell your PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than 3.0 times the performance of the basket even if such performance is positive and does not exceed the maximum payment. You can receive the full benefit of the leverage factor, subject to the maximum payment at maturity, from UBS only if you hold the PLUS to maturity.

▪

Your potential return on the PLUS is limited to the maximum payment at maturity — The return potential of the PLUS is limited to the maximum payment at maturity of $11.30. Therefore, you will not benefit from any positive performance in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum payment at maturity and your return on the PLUS may be less than it would be in a direct investment in the underlying basket or the basket equities.

▪

Credit risk of UBS — The PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the PLUS and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the PLUS and you could lose your entire investment.

▪

Market risk — The return on the PLUS is linked to the performance of the basket equities, and will depend on whether, and the extent to which, the respective basket equity returns are positive or negative. The prices of any basket equity can rise or fall sharply due to factors specific to that basket equity and the issuer of such basket equity (the “basket equity issuer”), such as price volatility, earnings, financial conditions, corporate industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions.

▪	Fair value considerations.

¡

The issue price you pay for the PLUS exceeds their estimated initial value — The issue price you pay for the PLUS exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the PLUS by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the PLUS incorporate certain variables, including the price and volatility of the basket equities, expected dividends on the basket equities, prevailing interest rates, the term of the PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the PLUS to you. Due to these factors, the estimated initial value of the PLUS as of the pricing date is less than the issue price you pay for the PLUS.

¡

The estimated initial value is a theoretical price; the actual price that you may be able to sell your PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value — The value of your PLUS at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the PLUS determined by reference to our internal pricing models. The estimated initial value of the PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUS in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the PLUS as of the pricing date — We may determine the economic terms of the PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the PLUS cannot be determined as of the

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pricing date and any such differential between the estimated initial value and the issue price of the PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the PLUS.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the PLUS — The PLUS will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the PLUS will develop. UBS Securities LLC and its affiliates may make a market in each offering of the PLUS, although they are not required to do so and may stop making a market at any time. If you are able to sell your PLUS prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUS in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the PLUS in the secondary market (if any) may be greater than UBS’ valuation of the PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such PLUS at a price that exceeds (i) our valuation of the PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

¡

Price of the PLUS prior to maturity — The market price of the PLUS will be influenced by many unpredictable and interrelated factors including the price of the basket equities; the volatility of the basket equities; the expected dividends on the basket equities, if applicable; the time remaining to the maturity of the PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the PLUS.

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the PLUS in any secondary market.

▪

Owning the PLUS is not the same as owning the basket equities — The return on the PLUS may not reflect the return you would realize if you actually owned the basket equities. For example, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum payment at maturity. Furthermore, you will not have rights to receive dividends or other distributions or other rights that holders of the basket equities would have, and any such payments will not be factored into the calculation of payment at maturity on the PLUS. In addition, you will not have voting rights or other rights that a holder of the basket equities would have.

▪

No assurance that the investment view implicit in the PLUS will be successful — It is impossible to predict whether and the extent to which the value of the underlying basket will rise or fall. There can be no assurance that the final basket value will be greater than the initial basket value. The final basket value of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the basket equities. You should be willing to accept the risks of equities in general and the basket equities in particular, and the risk that, if the level of the underlying basket has decreases such that the final basket level is less than the initial basket level, you will lose some or all of your initial investment.

▪

There are important differences between the American depositary shares and the common stock of a non-U.S. company — Six basket equities of the underlying basket are linked to the American depositary shares of a non-U.S. company: Baidu, Inc., Ctrip.com International, Ltd., Qihoo 360 Technology Co. Ltd., Sony Corporation, SouFun Holdings Limited and Vipshop Holdings Limited. There are

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important differences between the rights of holders of an American depositary share and the non-U.S. stock such American depositary share represents. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company and holders of the American depositary shares, which may be different from the rights of holders of the non-U.S. stock. For example, a company may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your PLUS.

▪

Exchange rate risk — Because American depositary shares are denominated in U.S. dollars but represent non- U.S. equity Securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Securities linked to American depositary shares.

▪

The PLUS are subject to risks associated with non-U.S. Securities markets — The underlying basket contains basket equities that are non-U.S. companies, specifically the common stock of Altisource Portfolio Solutions S.A., which is incorporated in Luxembourg; the common stock of LyondellBasell Industries N.V., which is incorporated in the Netherlands; the American depositary shares of Sony Corporation, which is incorporated in Japan; and the respective American depositary shares of Baidu, Inc., Ctrip.com International, Ltd., Qihoo 360 Technology Co. Ltd., SouFun Holdings Limited and Vipshop Holdings Limited, which are all incorporated in the Cayman Islands. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Because non-U.S. equity Securities underlying the American depositary shares may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in the Securities linked to American depositary shares involve particular risks. Generally, non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity Securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪

The PLUS are subject to emerging market risk — The basket equities linked to the American depositary shares of five companies, Baidu, Inc., Ctrip.com International, Ltd., Qihoo 360 Technology Co. Ltd., SouFun Holdings Limited and Vipshop Holdings Limited, which are subject to emerging market risk. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ values. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the PLUS are susceptible, before making a decision to invest in the PLUS.

▪

The basket components are not equally weighted — The PLUS are linked to a basket of seventeen basket equities, and the basket equities have different weights in determining the value of the basket. The same percentage change in two of the basket components could therefore have different effects on the basket closing value because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

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▪

Changes in the prices of the basket equities may offset each other — The PLUS are linked to an unequally weighted basket comprised of the basket equities. Where the market price of one or more of the basket equities appreciates, the market price of one or more of the other basket equities may not appreciate by the same amount or may even decline. Therefore, in determining whether the final basket value and the payment at maturity on the PLUS, increases in the prices of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other basket equities. In addition, if the performances of the basket equities are not correlated to each other, the risk that the underlying basket will decrease in value below the initial basket value on the valuation date is even greater.

▪

Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and hedging our obligations under the PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the final basket value and the final equity prices and the payment at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and antidilution and reorganization events, may affect the payout to you at maturity. As UBS determines the economic terms of the PLUS, including the maximum payment and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your PLUS in the secondary market.

▪

There is no affiliation with the basket equity issuers and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the basket equity issuers. However, we are not affiliated with any basket equity issuer and are not responsible for such issuers’ public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the PLUS should conduct your own investigation into the basket equity and the basket equity issuers. The basket equity issuers are not involved in the securities offered hereby in any way and has no obligation of any sort with respect to your PLUS. The basket equity issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your PLUS.

▪

We may engage in business with or involving a basket equity issuer without regard to your interests — We or our affiliates may presently or from time to time engage in business with a basket equity issuer without regard to your interests and thus may acquire nonpublic information about a basket equity. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to a basket equity, which may or may not recommend that investors buy or hold a basket equity.

▪

The antidilution protection of the basket equities are limited and may be discretionary — The calculation agent will make adjustments to the initial value for certain corporate events affecting the basket equity. However, the calculation agent will not make an adjustment in response to all events that could affect the basket equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the PLUS in making these determinations.

▪

Affiliate research reports and commentary — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the PLUS and the basket equities to which the PLUS are linked.

▪

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS — One or more of our affiliates have hedged our obligations under the PLUS and will carry out hedging activities related to the PLUS (and other instruments linked to the underlying basket or the basket equities), including trading in the basket equities, swaps, futures and options contracts on the basket equities as well as in other instruments related to the basket equities. Our affiliates also trade in the basket equities and other financial instruments related to the underlying basket and the basket equities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have potentially increased the initial basket value and, as a result, could have increased the value at which the underlying basket must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the value of the underlying basket on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

July 2014	20

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the PLUS — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the PLUS, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the PLUS. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the PLUS and/or the ability of UBS to make payments thereunder.

▪

Uncertain tax treatment — Significant aspects of the tax treatment of the PLUS are uncertain. You should read carefully the section entitled “Tax considerations” on page 9 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement and consult your tax advisor about your tax situation.

July 2014	21

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Basket Information

All disclosures contained in this pricing supplement regarding each basket equity are derived from publicly available information. We do not disclaim liability or responsibility for any information disclosed herein regarding each basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to each basket equity.

Included on the following pages is a brief description of the issuers of the respective basket equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the basket equities. The information given below is for the four calendar quarters in each of 2010, 2011, 2012, 2013 and the first and second calendar quarters of 2014. Partial data is provided for the third calendar quarter of 2014, where applicable. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket equities as an indication of future performance.

Each of the basket equities is registered with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, as applicable. Companies with securities registered under these acts are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the basket equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the basket equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Basket Equities

The following lists the basket equities and the corresponding basket weighting and initial equity price of each basket equity. Each of the basket equity issuers faces its own business risks and other competitive factors. All of those factors may affect the basket return and, consequently, the amount payable on your PLUS, if any, at maturity.

Basket Equity	Initial Equity Price	Basket Weighting
AGCO Corporation	$48.71	5%
Altisource Portfolio Solutions S.A.	$108.38	10%
Apple Inc.	$95.57	5%
Baidu, Inc.	$216.05	5%
Ctrip.com International, Ltd.	$64.03	5%
Danaher Corporation	$73.88	5%
Google Inc.	$571.60	5%
Hewlett-Packard Company	$35.61	5%
International Business Machines Corporation	$191.67	5%
LyondellBasell Industries N.V.	$106.25	5%
MasterCard Incorporated	$74.15	5%
Qihoo 360 Technology Co. Ltd.	$91.15	5%
Rock-Tenn Company	$99.43	5%
Sony Corporation	$18.43	5%
SouFun Holdings Limited	$11.47	10%
Terex Corporation	$34.51	5%
Vipshop Holdings Limited	$205.54	10%

July 2014	22

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

AGCO Corporation

According to publicly available information, AGCO Corporation (“AGCO”) is a manufacturer and distributor of agricultural equipment and related replacement parts. AGCO sells a range of agricultural equipment, including tractors, combines, self-propelled sprayers, hay tools, forage equipment, tillage, implements, grain storage and protein production systems and a line of diesel engines. AGCO’s products are marketed under many brands, including Challenger®, Fendt®, GSI®, Massey Ferguson® and Valtra®. AGCO distributes most of its products through independent dealers and distributors. In addition, AGCO provides retail financing through retail finance joint ventures with Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. AGCO operates through four geographic segments: North America, South America, Europe/Africa/Middle East and Asia/Pacific. Information filed by AGCO with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12930, or its CIK Code: 0000880266. AGCO’s website is http://www.agcocorp.com. AGCO’s common stock is listed on the New York Stock Exchange under the ticker symbol “AGCO.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	AGCO UN <Equity>	52 Week High Closing Price (on October 22, 2013):	$64.42

Current Equity Closing Price:	$48.71	52 Week Low Closing Price (on July 31, 2014):	$48.71

Closing Price 52 Weeks ago (on July 31, 2013):	$56.25

July 2014	23

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $48.71. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

AGCO Corporation	High	Low	Period End
2010
First Quarter	$36.86	$30.22	$35.87
Second Quarter	$39.77	$25.86	$26.97
Third Quarter	$40.19	$26.50	$39.01
Fourth Quarter	$50.94	$37.11	$50.66
2011
First Quarter	$56.77	$49.75	$54.97
Second Quarter	$58.13	$45.31	$49.36
Third Quarter	$52.88	$34.57	$34.57
Fourth Quarter	$46.82	$32.39	$42.97
2012
First Quarter	$53.73	$44.23	$47.21
Second Quarter	$49.34	$38.56	$45.73
Third Quarter	$47.48	$40.71	$47.48
Fourth Quarter	$49.57	$43.20	$49.12
2013
First Quarter	$55.12	$49.31	$52.12
Second Quarter	$56.55	$48.02	$50.19
Third Quarter	$61.40	$50.04	$60.42
Fourth Quarter	$64.42	$56.92	$59.19
2014
First Quarter	$58.50	$50.45	$55.16
Second Quarter	$57.28	$53.65	$56.22
Third Quarter (Through July 31, 2014)	$56.08	$48.71	$48.71

July 2014	24

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

AGCO Corporation — Daily Closing Prices

January 3, 2000 to July 31, 2014

July 2014	25

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Altisource Portfolio Solutions S.A.

According to publicly available information, Altisource Portfolio Solutions S.A. (“Altisource”) is a provider of services focused on technology-enabled, knowledge-based functions related to real estate and mortgage portfolio management, asset recovery and customer relationship management. Altisource operates in three segments: Mortgage Services, Financial Services and Technology Services. The Mortgage Services segment provides services that span the mortgage and real estate lifecycle and are typically outsourced by loan servicers, originators and investors in single family homes. The Financial Services segment provides collection and customer relationship management services primarily to debt originators and servicers (e.g., credit card, auto lending, retail credit and mortgage) and the utility and insurance industries. The Technology Services segment consists of REALSuite applications, as well as its information technology (IT) infrastructure services. The REALSuite platform provides a set of applications and technologies, which manage the end-to-end lifecycle for residential and commercial servicing, including the automated management and payment of a distributed network of vendors. Information filed by Ensco with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34354, or its CIK Code: 0001462418. Altisource’s website is http://www.altisource.com. Altisource’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “ASPS.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	ASPS UW <Equity>	52 Week High Closing Price (on December 3, 2013):	$170.19

Current Equity Closing Price:	$108.38	52 Week Low Closing Price (on May 7, 2014):	$95.36

Closing Price 52 Weeks ago (on July 31, 2013):	$123.31

July 2014	26

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $108.38. The associated graph shows the closing prices for the basket equity for each day from August 8, 2009 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Altisource Portfolio Solutions S.A.	High	Low	Period End
2010
First Quarter	$ 25.34	$ 19.82	$ 21.01
Second Quarter	$ 26.44	$ 20.51	$ 23.21
Third Quarter	$ 29.21	$ 22.78	$ 29.21
Fourth Quarter	$ 28.74	$ 22.89	$ 26.93
2011
First Quarter	$ 28.78	$ 26.73	$ 28.78
Second Quarter	$ 34.60	$ 28.60	$ 34.52
Third Quarter	$ 35.28	$ 29.82	$ 33.20
Fourth Quarter	$ 47.56	$ 32.28	$ 47.07
2012
First Quarter	$ 60.76	$ 45.54	$ 56.88
Second Quarter	$ 68.69	$ 49.10	$ 68.69
Third Quarter	$ 85.41	$ 66.32	$ 80.90
Fourth Quarter	$116.62	$ 82.59	$ 86.66
2013
First Quarter	$ 96.02	$ 67.35	$ 69.75
Second Quarter	$100.15	$ 69.43	$ 94.08
Third Quarter	$142.30	$ 95.22	$140.01
Fourth Quarter	$170.19	$132.88	$158.63
2014
First Quarter	$164.48	$ 98.38	$121.66
Second Quarter	$125.84	$ 95.36	$114.58
Third Quarter (Through July 31, 2014)	$119.95	$104.75	$108.38

July 2014	27

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Altisource Portfolio Solutions S.A. — Daily Closing Prices

August 8, 2009 to July 31, 2014

July 2014	28

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Apple Inc.

According to publicly available information, Apple Inc. (“Apple”) designs, manufactures and markets mobile communication and media devices, personal computers, and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions, and third-party digital content and applications. Apple’s products and services include iPhone®, iPad®, Mac® , iPod®, Apple TV®, a portfolio of consumer and professional software applications, the iOS and Mac OS X® operating systems, iCloud®, and a variety of accessory, service and support offerings. Apple sells and delivers digital content and applications through the iTunes Store®, App Store™, iBook Store™ and Mac App Store. Apple also sells its products worldwide through its retail stores, online stores, and direct sales force, as well as through third-party cellular network carriers, wholesalers, retailers, and value-added resellers. In addition, Apple sells a variety of third-party iPhone, iPad, Mac and iPod compatible products, including application software and various other accessories through its online and retail stores. Apple sells to consumers, small and mid-sized businesses, and education, enterprise and government customers. Apple operates retail stores both in the United States and internationally. On April 23, 2014, Apple announced a seven-for-one stock split. Apple’s common stock began trading on the split-adjusted basis on June 9, 2014. Information filed by Apple with the SEC under the Exchange Act can be located by reference to its SEC file number 000-10030, or its CIK Code: 0000320193. Apple’s website is http://www.apple.com. Apple’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AAPL.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	AAPL UW <Equity>	52 Week High Closing Price (on July 28, 2014):	$99.02

Current Equity Closing Price:	$95.57	52 Week Low Closing Price (on September 16, 2013):	$64.30

Closing Price 52 Weeks ago (on July 31, 2013):	$64.64

July 2014	29

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $95.57. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Apple Inc.	High	Low	Period End
2010
First Quarter	$33.69	$27.43	$33.56
Second Quarter	$39.17	$33.69	$35.93
Third Quarter	$41.78	$34.31	$40.54
Fourth Quarter	$46.50	$39.81	$46.08
2011
First Quarter	$51.88	$46.67	$49.78
Second Quarter	$50.44	$45.05	$47.95
Third Quarter	$59.06	$49.03	$54.45
Fourth Quarter	$60.32	$51.93	$57.86
2012
First Quarter	$88.23	$58.75	$85.64
Second Quarter	$90.89	$75.73	$83.43
Third Quarter	$100.30	$82.13	$95.32
Fourth Quarter	$95.96	$72.71	$76.15
2013
First Quarter	$78.43	$60.01	$63.23
Second Quarter	$66.26	$55.79	$56.58
Third Quarter	$72.53	$58.46	$68.11
Fourth Quarter	$81.44	$68.71	$80.16
2014
First Quarter	$79.62	$71.35	$76.68
Second Quarter	$94.25	$73.99	$92.93
Third Quarter (Through July 31, 2014)	$99.02	$93.08	$95.57

July 2014	30

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Apple Inc. — Daily Closing Prices

January 3, 2000 to July 31, 2014

July 2014	31

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Baidu, Inc.

According to publicly available information, Baidu, Inc. (“Baidu”) is a Chinese language internet search provider. Baidu offers a Chinese language search platform on its website Baidu.com as well as a Japanese language search platform on its website Baidu.jp. Baidu provides internet search services to enable users to find relevant information online, including web pages, news, images, documents and multimedia files, through links provided on its websites. Baidu also provides online marketing services through its websites to online marketing customers. Information filed by Baidu with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-51469, or its CIK Code: 0001329099. Baidu’s website is http://www.baidu.com. Baidu’s American depositary shares are listed on the NASDAQ Global Select Market under the ticker symbol “BIDU.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	BIDU UW <Equity>	52 Week High Closing Price (on July 25, 2014):	$226.50

Current Equity Closing Price:	$216.05	52 Week Low Closing Price (on July 31, 2013):	$132.31

Closing Price 52 Weeks ago (on July 31, 2013):	$132.31

July 2014	32

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $216.05. The associated graph shows the closing prices for the basket equity for each day from January 3, 2006 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Baidu, Inc.	High	Low	Period End
2010
First Quarter	$ 60.85	$ 38.65	$ 59.70
Second Quarter	$ 78.30	$ 60.00	$ 68.08
Third Quarter	$103.84	$ 67.45	$102.62
Fourth Quarter	$114.10	$ 96.22	$ 96.53
2011
First Quarter	$137.81	$ 99.73	$137.81
Second Quarter	$152.37	$116.26	$140.13
Third Quarter	$164.42	$106.91	$106.91
Fourth Quarter	$144.62	$105.16	$116.47
2012
First Quarter	$150.80	$120.01	$145.77
Second Quarter	$151.38	$108.62	$114.98
Third Quarter	$133.98	$104.98	$116.82
Fourth Quarter	$114.99	$ 88.15	$100.29
2013
First Quarter	$112.97	$ 84.24	$ 87.70
Second Quarter	$102.99	$ 83.59	$ 94.53
Third Quarter	$155.18	$ 89.22	$155.18
Fourth Quarter	$179.93	$146.54	$177.88
2014
First Quarter	$184.64	$150.52	$152.38
Second Quarter	$186.81	$143.51	$186.81
Third Quarter (Through July 31, 2014)	$226.50	$182.30	$216.05

July 2014	33

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Baidu, Inc. — Daily Closing Prices

January 3, 2006 to July 31, 2014

July 2014	34

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Ctrip.com International, Ltd.

According to publicly available information, Ctrip.com International, Ltd. (“Ctrip”) is a consolidator of hotel accommodations and airline tickets in China. Ctrip also offers packaged-tour products and other products and services. Ctrip operates its business through its subsidiaries, which include C-Travel International Limited, Ctrip.com (Hong Kong) Limited, Ctrip Computer Technology (Shanghai) Co., Ltd, Ctrip Travel Information Technology (Shanghai) Co., Ltd, Ctrip Travel Network Technology (Shanghai) Co., Ltd., Ctrip Information Technology (Nantong) Co., Ltd., China Software Hotel Information System Co, ezTravel Co., Ltd and HKWOT (BVI) Limited. Ctrip derives its hotel reservation, air-ticketing and packaged-tour revenues mainly through commissions from its travel suppliers, primarily based on the transaction value of the rooms, airline tickets and packaged-tour products, respectively, and booked through its services. Ctrip also offers bundled packaged-tour products, including group tours, semi-group tours and private tours or packaged tours with different transportation arrangements, such as cruise, bus or self-driving. Information filed by Ctrip with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33853, or its CIK Code: 0001269238. Ctrip’s website is http://ctrip.com. Ctrip’s American depositary shares are listed on the NASDAQ Global Select Market under the ticker symbol “CTRP.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	CTRP UN <Equity>	52 Week High Closing Price (on July 25, 2014):	$67.00

Current Equity Closing Price:	$64.03	52 Week Low Closing Price (on July 31, 2013):	$36.63

Closing Price 52 Weeks ago (on July 31, 2013):	$36.63

July 2014	35

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $64.03. The associated graph shows the closing prices for the basket equity for each day from January 2, 2004 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Ctrip.com International, Ltd.	High	Low	Period End
2010
First Quarter	$40.68	$30.20	$39.20
Second Quarter	$45.80	$32.93	$37.56
Third Quarter	$48.57	$32.81	$47.75
Fourth Quarter	$52.12	$38.81	$40.45
2011
First Quarter	$46.10	$37.01	$41.49
Second Quarter	$50.35	$39.30	$43.08
Third Quarter	$46.75	$32.16	$32.16
Fourth Quarter	$36.86	$22.52	$23.40
2012
First Quarter	$27.75	$21.28	$21.64
Second Quarter	$21.74	$16.46	$16.76
Third Quarter	$18.57	$12.48	$16.88
Fourth Quarter	$23.11	$16.75	$22.79
2013
First Quarter	$24.57	$19.23	$21.38
Second Quarter	$34.98	$19.94	$32.63
Third Quarter	$58.43	$31.78	$58.43
Fourth Quarter	$59.92	$45.11	$49.62
2014
First Quarter	$55.75	$37.17	$50.42
Second Quarter	$64.04	$45.04	$64.04
Third Quarter (Through July 31, 2014)	$67.00	$58.80	$64.03

July 2014	36

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Ctrip.com International, Ltd. — Daily Closing Prices

January 2, 2004 to July 31, 2014

July 2014	37

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Danaher Corporation

According to publicly available information, Danaher Corporation (“Danaher”) is engaged in the design, manufacture and marketing of professional, medical, industrial and commercial products and services. Danaher operates in five segments: Test & Measurement, Environmental, Life Sciences & Diagnostics, Dental and Industrial Technologies. The Test & Measurement segment offers electronic measurement instruments and monitoring, management and optimization tools for communications and enterprise networks and related services. Danaher’s Environmental segment is involved in water quality and retail/commercial petroleum. The water quality business provides instrumentation and disinfection systems to help analyze and manage the quality of ultra pure water, potable water, wastewater, groundwater and ocean water in residential, commercial, industrial and natural resource applications. The retail/commercial petroleum business provides products and services for the retail/commercial petroleum market including environmental monitoring and leak detection systems, vapor recovery equipment and fuel dispensers. The Life Sciences & Diagnostics segment provides analytical instruments, reagents, consumables, software and services that hospitals, physician’s offices, reference laboratories and other care settings use to diagnose disease and make treatment decisions. Danaher’s Dental segment provides a broad range of consumables, equipment and services for the dental market, which encompass the diagnosis, treatment and prevention of disease and ailments of the teeth, gums and supporting bone. Danaher’s Industrial Technologies segment designs and manufactures components and systems that are incorporated by original equipment manufacturers and systems integrators for sale into different applications and end-markets. Information filed by Danaher with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08089, or its CIK Code: 0000313616. Danaher’s website is http://www.danaher.com. Danaher’s common stock is listed on the New York Stock Exchange under the ticker symbol “DHR.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	DHR UN <Equity>	52 Week High Closing Price (on June 20, 2014):	$80.68

Current Equity Closing Price:	$73.88	52 Week Low Closing Price (on August 28, 2013):	$65.29

Closing Price 52 Weeks ago (on July 31, 2013):	$67.34

July 2014	38

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $73.88. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Danaher Corporation	High	Low	Period End
2010
First Quarter	$40.44	$35.08	$39.96
Second Quarter	$43.71	$37.12	$37.12
Third Quarter	$41.45	$35.74	$40.61
Fourth Quarter	$47.37	$39.72	$47.17
2011
First Quarter	$51.96	$46.05	$51.90
Second Quarter	$55.77	$51.14	$52.99
Third Quarter	$55.05	$40.54	$41.94
Fourth Quarter	$50.86	$40.42	$47.04
2012
First Quarter	$56.00	$48.33	$56.00
Second Quarter	$56.07	$49.82	$52.08
Third Quarter	$55.66	$49.53	$55.15
Fourth Quarter	$56.83	$51.41	$55.90
2013
First Quarter	$62.65	$57.48	$62.15
Second Quarter	$64.36	$58.05	$63.30
Third Quarter	$70.49	$63.63	$69.32
Fourth Quarter	$77.20	$67.14	$77.20
2014
First Quarter	$78.53	$72.49	$75.00
Second Quarter	$80.68	$72.56	$78.73
Third Quarter (Through July 31, 2014)	$79.50	$73.88	$73.88

July 2014	39

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Danaher Corporation — Daily Closing Prices

January 3, 2000 to July 31, 2014

July 2014	40

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Google Inc.

According to publicly available information, Google Inc. (“Google”) is a technology company. Google operates in two segments: Google and Motorola Mobile. The Google segment generates revenue primarily through online advertising and includes the company’s advertising and other non-advertising businesses. The Motorola Mobile segment is focused on mobile wireless devices and related products and services. Google’s business is primarily focused around the following key areas: search and display advertising, the Android operating system platform, consumer content through Google Play, enterprise, commerce and hardware products. Google maintains an index of organized information which it makes freely available through its search engine to anyone with an internet connection. Google’s automated search technology allows people obtain nearly instant access to relevant information. Businesses use its AdWords program and AdSense program to promote their products and services with targeted advertising on both Google-owned properties and publishers’ sites across the web.

The PLUS are linked to Google’s Class C capital stock, which trades on the NASDAQ Global Select Market under the ticker symbol “GOOG”. Until April 2, 2014, the ticker “GOOG” was used for Google’s Class A common stock. In January 2014, Google’s board of directors approved a distribution of Class C capital stock as a dividend to holders of Google’s Class A and Class B common stock. The dividend had a record date of March 27, 2014 and a payment date of April 2, 2014. On April 3, 2014, the Class C capital stock began regular trading under the ticker “GOOG”. Each share of Google’s Class A common stock carries one vote and each share of Google’s Class C capital stock does not carry any votes.

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	GOOG UW <Equity>	52 Week High Closing Price (on July 23, 2014):	$595.98

Current Equity Closing Price:	$571.60	52 Week Low Closing Price (on May 7, 2014):	$509.96

Closing Price 52 Weeks ago (on July 31, 2013):	N/A

July 2014	41

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from April 3, 2014 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $571.60. The associated graph illustrates the performance of Google’s Class A common stock from January 1, 2007 through April 2, 2014 and Google’s Class C capital stock from April 3, 2014 through July 31, 2014, based on information from Bloomberg. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Google Inc.	High	Low	Period End
2014
Second Quarter (Beginning April 3, 2014)	$578.65	$509.96	$575.28
Third Quarter (Through July 31, 2014)	$595.98	$570.71	$571.60

July 2014	42

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Google Inc. — Daily Closing Prices

January 1, 2007 to July 31, 2014

July 2014	43

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Hewlett-Packard Company

According to publicly available information, Hewlett-Packard Company (“Hewlett-Packard”) is a provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health and education sectors. Hewlett-Packard’s business is separated into seven segments: Personal Systems, Printing, Services, Enterprise Servers, Storage and Networking (“ESSN”), Software, HP Financial Services (“HPFS”) and Corporate Investments. Personal Systems provides commercial personal computers (“PCs”), consumer PCs, workstations, calculators and other related accessories, software and services for the commercial and consumer markets. Printing provides consumer and commercial printer hardware, supplies, media and scanning devices. Services provides consulting, outsourcing and technology services across infrastructure, applications and business process domains. ESSN provides server, storage and networking products that fulfill a wide range of customer needs and market requirements. Software provides enterprise information management solutions for both structured and unstructured data, IT management software, and security intelligence/risk management solutions. HPFS supports and enhances Hewlett-Packard’s global product and service solutions, providing a broad range of value-added financial life cycle management services. Corporate Investments includes business intelligence solutions, HP Labs, the webOS business and certain business incubation projects. Information filed by Hewlett-Packard with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04423, or its CIK Code: 0000047217. Hewlett-Packard’s website is http://www.hp.com. Hewlett-Packard’s common stock is listed on the New York Stock Exchange under the ticker symbol “HPQ.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	HPQ UN <Equity>	52 Week High Closing Price (on July 30, 2014):	$36.11

Current Equity Closing Price:	$35.61	52 Week Low Closing Price (on October 8, 2013):	$20.75

Closing Price 52 Weeks ago (on July 31, 2013):	$25.68

July 2014	44

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $35.61. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Hewlett-Packard Company	High	Low	Period End
2010
First Quarter	$53.50	$47.03	$53.15
Second Quarter	$54.52	$43.28	$43.28
Third Quarter	$47.57	$38.00	$42.07
Fourth Quarter	$44.25	$40.64	$42.10
2011
First Quarter	$48.99	$40.13	$40.97
Second Quarter	$41.57	$34.26	$36.40
Third Quarter	$37.47	$22.32	$22.45
Fourth Quarter	$28.41	$22.20	$25.76
2012
First Quarter	$29.89	$23.03	$23.83
Second Quarter	$25.25	$19.35	$20.11
Third Quarter	$20.36	$16.71	$17.06
Fourth Quarter	$17.21	$11.71	$14.25
2013
First Quarter	$23.84	$15.02	$23.84
Second Quarter	$25.44	$19.56	$24.80
Third Quarter	$27.30	$20.98	$20.98
Fourth Quarter	$28.31	$20.75	$27.98
2014
First Quarter	$32.56	$27.45	$32.36
Second Quarter	$35.16	$31.58	$33.68
Third Quarter (Through July 31, 2014)	$36.11	$33.50	$35.61

July 2014	45

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Hewlett-Packard Company — Daily Closing Prices

January 3, 2000 to July 31, 2014

July 2014	46

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

International Business Machines Corporation

According to publicly available information, International Business Machines Corporation (“IBM”) is an information technology company. IBM operates under five segments: Global Technology Services; Global Business Services; Software; Systems and Technology; and Global Financing. IBM’s Global Technology Services segment primarily provides IT infrastructure services and business process services. The Global Business Services segment primarily provides professional services and application management services. The Software segment consists primarily of middleware and operating systems software. IBM’s System and Technology segment provides clients with business solutions requiring advanced computing power and storage capabilities. The Global Financing segment invests in financing assets, leverages with debt and manages the associated risks. Information filed by IBM with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-02360, or its CIK Code: 0000051143. IBM’s website is http://www.ibm.com. IBM’s common stock is listed on the New York Stock Exchange under the ticker symbol “IBM.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	IBM UN <Equity>	52 Week High Closing Price (on April 14, 2014):	$197.77

Current Equity Closing Price:	$191.67	52 Week Low Closing Price (on December 13, 2013):	$172.80

Closing Price 52 Weeks ago (on July 31, 2013):	$195.04

July 2014	47

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $191.67. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

International Business Machines Corporation	High	Low	Period End
2010
First Quarter	$134.14	$121.88	$128.25
Second Quarter	$132.68	$122.10	$123.48
Third Quarter	$135.48	$121.86	$134.14
Fourth Quarter	$146.92	$135.25	$146.76
2011
First Quarter	$166.05	$147.05	$163.07
Second Quarter	$172.87	$162.33	$171.55
Third Quarter	$185.21	$157.54	$175.03
Fourth Quarter	$194.56	$173.29	$183.88
2012
First Quarter	$208.65	$179.16	$208.65
Second Quarter	$209.50	$188.54	$195.58
Third Quarter	$207.45	$183.09	$207.45
Fourth Quarter	$211.00	$185.51	$191.55
2013
First Quarter	$215.80	$192.32	$213.30
Second Quarter	$214.36	$187.83	$191.11
Third Quarter	$197.99	$182.16	$185.18
Fourth Quarter	$187.57	$172.80	$187.57
2014
First Quarter	$195.04	$172.84	$192.49
Second Quarter	$197.77	$180.37	$181.27
Third Quarter (Through July 31, 2014)	$195.78	$186.35	$191.67

July 2014	48

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

International Business Machines Corporation — Daily Closing Prices

January 3, 2000 to July 31, 2014

July 2014	49

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

LyondellBasell Industries N.V.

According to publicly available information, LyondellBasell Industries N.V. (“LyondellBasell”) is a global, independent chemical company. LyondellBasell’s chemicals businesses consist primarily of large processing plants that convert large volumes of liquid and gaseous hydrocarbon feedstock into plastic resins and other chemicals. These plastics and chemicals are used to manufacture a wide range of products including food packaging, home furnishings, automotive components, paints and coatings. LyondellBasell’s refining business processes crude oil into fuels such as gasoline, diesel and jet fuel. Operations are conducted in five business segments: Olefins and Polyolefins — Americas (“O&P — Americas”), Olefins and Polyolefins — Europe, Asia, International (“O&P — EAI”), Intermediates and Derivatives (”I&D”), Refining and Technology. The O&P — Americas segment produces and markets olefins, including ethylene and ethylene co-products, and polyolefins. The O&P — EAI segment produces and markets olefins, including ethylene and ethylene co-products, polyolefins and polypropylene compounds. The I&D segment produces and markets propylene oxide and its co-products and derivatives, acetyls, ethanol, ethylene oxide and its derivatives, and oxyfuels. The Refining segment refines heavy, high-sulfur crude oil on the U.S. Gulf Coast. The Technology segment develops and licenses chemical and polyolefin process technologies and manufactures and sells polyolefin catalysts. Information filed by LyondellBasell with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34726, or its CIK code: 0001489393. LyondellBasell’s website is http://www.lyondellbasell.com. LyondellBasell’s common stock is listed on the New York Stock Exchange under the ticker symbol “LYB.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	LYB UN <Equity>	52 Week High Closing Price (on July 28, 2014):	$109.65

Current Equity Closing Price:	$106.25	52 Week Low Closing Price (on August 21, 2013):	$67.75

Closing Price 52 Weeks ago (on July 31, 2013):	$68.71

July 2014	50

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from October 14, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $106.25. The associated graph shows the closing prices for the basket equity for each day from October 14, 2010 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

LyondellBasell Industries N.V.	High	Low	Period End
2010
Fourth Quarter (Beginning October 14, 2010)	$ 34.40	$26.00	$ 34.40
2011
First Quarter	$ 40.90	$34.56	$ 39.55
Second Quarter	$ 45.62	$36.56	$ 38.52
Third Quarter	$ 41.23	$24.43	$ 24.43
Fourth Quarter	$ 36.08	$24.10	$ 32.49
2012
First Quarter	$ 46.01	$33.47	$ 43.65
Second Quarter	$ 45.73	$36.76	$ 40.27
Third Quarter	$ 53.42	$39.62	$ 51.66
Fourth Quarter	$ 57.09	$45.41	$ 57.09
2013
First Quarter	$ 65.42	$56.84	$ 63.29
Second Quarter	$ 68.81	$55.51	$ 66.26
Third Quarter	$ 74.01	$65.41	$ 73.23
Fourth Quarter	$ 80.28	$72.73	$ 80.28
2014
First Quarter	$ 91.06	$75.74	$ 88.94
Second Quarter	$100.72	$87.04	$ 97.65
Third Quarter (Through July 31, 2014)	$109.65	$97.68	$106.25

July 2014	51

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

LyondellBasell Industries N.V. — Daily Closing Prices

October 14, 2010 to July 31, 2014

July 2014	52

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

MasterCard Incorporated

According to publicly available information, MasterCard Incorporated (“MasterCard”) is a technology company in the global payments industry that connects consumers, financial institutions, merchants, governments and businesses worldwide, enabling them to use electronic forms of payment instead of cash and checks. MasterCard facilitates the processing of payment transactions, including authorization, clearing and settlement, and delivers related products and services. MasterCard offers payment solutions and services using its family of brands, including MasterCard®, Maestro® and Cirrus®. MasterCard also provide value-added offerings such as loyalty and reward programs, information services and consulting. Information filed by MasterCard with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32877, or its CIK Code: 0001141391. MasterCard’s website is http://www.mastercard.com. MasterCard’s Class A common stock is listed on the New York Stock Exchange under the ticker symbol “MA.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	MA UN <Equity>	52 Week High Closing Price (on January 9, 2014):	$84.36

Current Equity Closing Price:	$74.15	52 Week Low Closing Price (on August 30, 2013):	$60.61

Closing Price 52 Weeks ago (on July 31, 2013):	$61.06

July 2014	53

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $74.15. The associated graph shows the closing prices for the basket equity for each day from January 3, 2007 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

MasterCard Incorporated	High	Low	Period End
2010
First Quarter	$26.48	$22.07	$25.40
Second Quarter	$26.72	$19.55	$19.95
Third Quarter	$22.40	$19.20	$22.40
Fourth Quarter	$25.94	$21.74	$22.41
2011
First Quarter	$25.61	$22.09	$25.17
Second Quarter	$30.97	$25.36	$30.13
Third Quarter	$35.38	$29.20	$31.72
Fourth Quarter	$38.10	$30.77	$37.28
2012
First Quarter	$43.57	$33.91	$42.05
Second Quarter	$45.76	$39.18	$43.01
Third Quarter	$45.95	$40.99	$45.15
Fourth Quarter	$49.85	$44.94	$49.13
2013
First Quarter	$54.11	$50.97	$54.11
Second Quarter	$58.64	$52.10	$57.45
Third Quarter	$68.76	$58.31	$67.28
Fourth Quarter	$83.55	$65.39	$83.55
2014
First Quarter	$84.36	$72.84	$74.70
Second Quarter	$77.47	$68.68	$73.47
Third Quarter (Through July 31, 2014)	$78.32	$74.15	$74.15

July 2014	54

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

MasterCard Incorporated — Daily Closing Prices

January 3, 2007 to July 31, 2014

July 2014	55

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Qihoo 360 Technology Co. Ltd.

According to publicly available information, Qihoo 360 Technology Co. Ltd. (“Qihoo”) is an Internet company in China providing Internet, mobile security and PC-based products and services. Qihoo’s two core Internet security products are 360 Safe Guard and 360 Anti-Virus. 360 Safe Guard is Qihoo’s flagship Internet security product used for Internet security and system optimization while its 360 Anti-Virus is an anti-virus application that uses scan engines to protect its users’ computers against malware Information filed by Qihoo with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35109, or its CIK Code: 0001508913. Qihoo’s website is http://www.360safe.com. Qihoo’s American depositary shares are listed on the New York Stock Exchange under the ticker symbol “QIHU.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	QIHU UN <Equity>	52 Week High Closing Price (on March 6, 2014):	$121.53

Current Equity Closing Price:	$91.15	52 Week Low Closing Price (on August 15, 2013):	$62.54

Closing Price 52 Weeks ago (on July 31, 2013):	$65.06

July 2014	56

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from March 30, 2011 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $91.15. The associated graph shows the closing prices for the basket equity for each day from March 30, 2011 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Qihoo 360 Technology Co. Ltd.	High	Low	Period End
2011
First Quarter (Beginning March 30, 2011)	$ 34.00	$29.59	$29.59
Second Quarter	$ 34.04	$16.24	$19.41
Third Quarter	$ 25.01	$16.34	$16.34
Fourth Quarter	$ 21.02	$14.81	$15.69
2012
First Quarter	$ 26.01	$13.95	$24.45
Second Quarter	$ 25.00	$17.11	$17.29
Third Quarter	$ 25.20	$14.63	$22.05
Fourth Quarter	$ 29.69	$20.32	$29.69
2013
First Quarter	$ 34.82	$28.29	$29.63
Second Quarter	$ 48.38	$28.52	$46.17
Third Quarter	$ 90.85	$46.76	$83.20
Fourth Quarter	$ 94.67	$76.40	$82.05
2014
First Quarter	$121.53	$79.78	$99.58
Second Quarter	$103.00	$75.93	$92.04
Third Quarter (Through July 31, 2014)	$ 104.26	$86.57	$91.15

July 2014	57

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Qihoo 360 Technology Co. Ltd. — Daily Closing Prices

March 30, 2011 to July 31, 2014

July 2014	58

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Rock-Tenn Company

According to publicly available information, Rock-Tenn Company (“RockTenn”) is an integrated manufacturer of corrugated and consumer packaging. RockTenn operates locations in the United States, Canada, Mexico, Chile, Argentina, Puerto Rico and China. RockTenn operates in three segments: Corrugated Packaging, Consumer Packaging and Recycling. The Corrugated Packaging segment consists of its containerboard mills and its corrugated converting operations. The Consumer Packaging segment consisting of its coated and uncoated paperboard mills, consumer packaging converting operations and merchandising display facilities. The Recycling segment consists of its recycled fiber brokerage and collection operations. Information filed by RockTenn with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12613, or its CIK Code: 0000230498. RockTenn’s website is http://www.rocktenn.com. RockTenn’s Class A common stock is listed on the New York Stock Exchange under the ticker symbol “RKT.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	RKT UN <Equity>	52 Week High Closing Price (on September 16, 2013):	$124.41

Current Equity Closing Price:	$99.43	52 Week Low Closing Price (on December 4, 2013):	$93.26

Closing Price 52 Weeks ago (on July 31, 2013):	$114.35

July 2014	59

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $99.43. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Rock-Tenn Company	High	Low	Period End
2010
First Quarter	$ 52.06	$ 38.03	$ 45.57
Second Quarter	$ 55.55	$ 46.75	$ 49.67
Third Quarter	$ 54.29	$ 47.33	$ 49.81
Fourth Quarter	$ 58.12	$ 49.44	$ 53.95
2011
First Quarter	$ 72.80	$ 55.33	$ 69.35
Second Quarter	$ 77.62	$ 62.66	$ 66.34
Third Quarter	$ 67.30	$ 46.38	$ 48.68
Fourth Quarter	$ 63.35	$ 45.74	$ 57.70
2012
First Quarter	$ 73.85	$ 58.11	$ 67.56
Second Quarter	$ 67.45	$ 50.08	$ 54.55
Third Quarter	$ 73.75	$ 53.30	$ 72.18
Fourth Quarter	$ 75.71	$ 61.43	$ 69.91
2013
First Quarter	$ 92.79	$ 71.34	$ 92.79
Second Quarter	$107.05	$ 86.36	$ 99.88
Third Quarter	$124.41	$101.27	$101.27
Fourth Quarter	$109.42	$ 93.26	$105.01
2014
First Quarter	$114.50	$ 96.15	$105.57
Second Quarter	$107.06	$ 95.06	$105.59
Third Quarter (Through July 31, 2014)	$106.65	$ 94.59	$ 99.43

July 2014	60

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Rock-Tenn Company – Daily Closing Prices

January 3, 2000 to July 31, 2014

July 2014	61

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Sony Corporation

According to publicly available information, Sony Corporation (“Sony”) is engaged in the development, design, manufacture, and sale of various kinds of electronic equipment, instruments, and devices for consumer, professional and industrial markets as well as game hardware and software. Sony has nine reportable business segments: (i) Imaging Products & Solutions (“IP&S”), (ii) Game, (iii) Mobile Products & Communications (“MP&C”), (iv) Home Entertainment & Sound (“HE&S”), (v) Devices, (vi) Pictures, (vii) Music, (viii) Financial Services and (ix) All Other. The IP&S segment includes the manufacture and sale of compact digital cameras, video cameras, interchangeable single-lens cameras, and broadcast- and professional-use products. The Game segment develops, produces, markets and distributes PlayStation®4, PlayStation®3, PlayStation®Vita, PSP® and PlayStation-2 hardware, and related package software. The MP&C segment includes the manufacture and sale of mobile phones and personal computers. The HE&S segment includes the manufacture and sale of LCD televisions, home audio, Blu-ray Disc™ players/recorders, and memory-based portable audio devices. The Devices segment includes image sensors, batteries, recording media and data recording systems. The Pictures segment includes the production, acquisition and distribution of motion pictures and television programming, as well as the operation of television and digital networks. The Music segment includes the distribution of physical and digital recorded music, the management and licensing of the words and music of songs, and various service offerings for music and visual products and the production and distribution of animation titles. The Financial Services segment consists of Sony Financial Holdings Inc., a wholly-owned subsidiary that conducts insurance and banking operations primarily through Sony Life, Sony Assurance and Sony Bank. All Other consists of various operating activities, including a Blu-ray Disc, DVD and CD manufacturing business, Sony Entertainment Network service, and So-net (a subsidiary operating an Internet service provider business mainly in Japan). Information filed by Sony with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06439, or its CIK Code: 0000313838. Sony’s website is http://www.sony.net. Sony’s ADRs are listed on the New York Stock Exchange under the ticker symbol “SNE.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	SNE UN <Equity>	52 Week High Closing Price (on August 1, 2013):	$21.96

Current Equity Closing Price:	$18.43	52 Week Low Closing Price (on February 3, 2014):	$15.25

Closing Price 52 Weeks ago (on July 31, 2013):	$21.04

July 2014	62

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $18.43. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Sony Corporation	High	Low	Period End
2010
First Quarter	$40.44	$29.80	$38.32
Second Quarter	$38.57	$26.68	$26.68
Third Quarter	$32.13	$26.34	$30.92
Fourth Quarter	$36.57	$30.48	$35.71
2011
First Quarter	$36.84	$29.88	$31.83
Second Quarter	$31.87	$24.28	$26.39
Third Quarter	$27.29	$18.66	$19.00
Fourth Quarter	$22.38	$16.27	$18.04
2012
First Quarter	$22.26	$16.77	$20.77
Second Quarter	$20.81	$12.65	$14.24
Third Quarter	$14.27	$11.07	$11.70
Fourth Quarter	$12.35	$ 9.63	$11.20
2013
First Quarter	$17.77	$10.72	$17.40
Second Quarter	$22.91	$16.18	$21.19
Third Quarter	$23.01	$19.66	$21.52
Fourth Quarter	$21.40	$16.61	$17.29
2014
First Quarter	$19.12	$15.25	$19.12
Second Quarter	$19.44	$15.99	$16.77
Third Quarter (Through July 31, 2014)	$18.43	$16.53	$18.43

July 2014	63

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Sony Corporation — Daily Closing Prices

January 3, 2000 to July 31, 2014

July 2014	64

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

SouFun Holdings Limited

According to publicly available information, SouFun Holdings Limited (“SouFun”) operates a real estate Internet portal and home furnishing and improvement websites in China. Through its websites and various mobile applications, SouFun provides marketing, e-commerce, listing and other value-added services for China’s real estate and home-related sectors. SouFun’s marketing services are offered, mainly through advertisements, to real estate developers in the marketing phase of new property developments, as well as to real estate agencies and suppliers of home furnishing and improvement and other home-related products and services. SouFun’s E-commerce services include membership services and online transaction platform services. SouFun’s listing services include basic and special listing services. SouFun’s basic listing services are primarily offered to real estate agents, brokers, developers, property owners and managers and suppliers of home furnishing and improvement and other home-related products and services. SouFun’s special listing services offer customized marketing programs involving both online listings and offline themed events. SouFun’s other services include subscription-based access to its information database and research reports and “total web solution” services, as well as a financial services platform to bring third-party financial products and services to SouFun’s home buying members, SouFun certified agents in major cities in China, and developers and home improvement products and services providers. Information filed by SouFun with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34862, or its CIK Code: 0001294404. SouFun’s website is http://www.SouFun.com. SouFun’s American depositary shares are listed on the New York Stock Exchange under the ticker symbol “SFUN.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	SFUN UN <Equity>	52 Week High Closing Price (on March 6, 2014):	$19.40

Current Equity Closing Price:	$11.47	52 Week Low Closing Price (on July 31, 2013):	$6.95

Closing Price 52 Weeks ago (on July 31, 2013):	$6.95

July 2014	65

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from September 19, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $11.47. The associated graph shows the closing prices for the basket equity for each day from September 19, 2010 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

SouFun Holdings Limited	High	Low	Period End
2010
Third Quarter (Beginning September 19, 2010)	$ 3.68	$ 3.06	$ 3.26
Fourth Quarter	$ 4.73	$ 3.17	$ 3.58
2011
First Quarter	$ 4.17	$ 3.21	$ 3.74
Second Quarter	$ 5.39	$ 3.08	$ 4.13
Third Quarter	$ 4.74	$ 2.04	$ 2.04
Fourth Quarter	$ 2.96	$ 1.84	$ 2.92
2012
First Quarter	$ 4.01	$ 2.96	$ 3.78
Second Quarter	$ 3.84	$ 2.78	$ 3.16
Third Quarter	$ 3.17	$ 2.33	$ 3.17
Fourth Quarter	$ 5.00	$ 3.51	$ 5.00
2013
First Quarter	$ 5.70	$ 4.58	$ 5.24
Second Quarter	$ 5.42	$ 4.31	$ 4.96
Third Quarter	$10.70	$ 4.85	$10.33
Fourth Quarter	$16.65	$ 8.92	$16.48
2014
First Quarter	$19.40	$13.22	$13.68
Second Quarter	$15.02	$ 8.83	$ 9.79
Third Quarter (Through July 31, 2014)	$12.45	$ 9.50	$11.47

July 2014	66

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

SouFun Holdings Limited — Daily Closing Prices

September 19, 2010 to July 31, 2014

July 2014	67

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Terex Corporation

According to publicly available information, Terex Corporation (“Terex”) is a diversified global equipment manufacturer of specialized machinery products. Terex offers a range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, shipping, transportation, refining, energy and utility industries. Terex operates in five business segments: (i) Aerial Work Platforms; (ii) Construction; (iii) Cranes; (iv) Material Handling & Port Solutions; and (v) Materials Processing. The Aerial Work Platforms segment designs, manufactures, refurbishes, services and markets aerial work platform equipment, telehandlers, light towers, bridge inspection equipment and utility equipment. The Construction segment designs, manufactures and markets construction equipment and their related components and replacement parts. The Cranes segment designs, manufactures, services and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, lattice boom truck cranes and truck-mounted cranes (boom trucks), as well as their related components and replacement parts. The Material Handling & Port Solutions segment designs, manufactures, refurbishes, services and markets industrial cranes, including standard cranes, process cranes, rope and chain hoists, electric motors, light crane systems and crane components. The Materials Processing segment designs, manufactures and markets materials processing equipment, including crushers, washing systems, screens, apron feeders, chippers and related components and replacement parts. Terex’s products are manufactured in North and South America, Europe, Australia and Asia and sold worldwide. Information filed by Terex with the SEC under the Exchange Act can be located by reference to its SEC file number 001-10702, or its CIK Code: 0000097216. Terex’s website is http://www.terex.com. Terex’s common stock is listed on the New York Stock Exchange under the ticker symbol “TEX.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	TEX UN <Equity>	52 Week High Closing Price (on March 4, 2014):	$44.74

Current Equity Closing Price:	$34.51	52 Week Low Closing Price (on September 3, 2013):	$28.28

Closing Price 52 Weeks ago (on July 31, 2013):	$29.48

July 2014	68

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from January 4, 2010 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $34.51. The associated graph shows the closing prices for the basket equity for each day from January 3, 2000 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Terex Corporation	High	Low	Period End
2010
First Quarter	$23.64	$17.97	$22.71
Second Quarter	$28.19	$18.74	$18.74
Third Quarter	$22.92	$17.30	$22.92
Fourth Quarter	$31.04	$22.04	$31.04
2011
First Quarter	$38.30	$28.80	$37.04
Second Quarter	$38.02	$24.98	$28.45
Third Quarter	$29.73	$10.26	$10.26
Fourth Quarter	$17.86	$ 9.61	$13.51
2012
First Quarter	$26.41	$14.43	$22.50
Second Quarter	$24.85	$15.65	$17.83
Third Quarter	$25.55	$14.11	$22.58
Fourth Quarter	$28.11	$21.00	$28.11
2013
First Quarter	$36.66	$28.43	$34.42
Second Quarter	$35.87	$26.01	$26.30
Third Quarter	$34.37	$26.92	$33.60
Fourth Quarter	$41.99	$32.96	$41.99
2014
First Quarter	$44.74	$37.92	$44.30
Second Quarter	$44.19	$38.30	$41.10
Third Quarter (Through July 31, 2014)	$42.31	$34.51	$34.51

July 2014	69

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Terex Corporation — Daily Closing Prices

January 3, 2000 to July 31, 2014

July 2014	70

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Vipshop Holdings Limited

According to publicly available information, Vipshop Holdings Limited (“Vipshop”) is a Chinese online discount retailer. Vipshop offers branded products to consumers in China through flash sales on its website, www.vip.com. Flash sales consists of selling a finite quantity of discounted products or services online for a limited period of time. Vipshop also operates a mobile internet website and mobile applications. Vipshop has only one reportable segment, which is responsible for the sales, product distribution and offering of goods on its online platforms. Information filed by Vipshop with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35454, or its CIK Code: 0001529192. Vipshop’s website is http://www.vip.com. Vipshop’s American depositary shares are listed on the New York Stock Exchange under the ticker symbol “VIPS.”

Information as of market close on July 31, 2014:

Bloomberg Ticker Symbol:	VIPS UN <Equity>	52 Week High Closing Price (on July 28, 2014):	$215.48

Current Equity Closing Price:	$205.54	52 Week Low Closing Price (on August 28, 2013):	$38.88

Closing Price 52 Weeks ago (on July 31, 2013):	$42.12

July 2014	71

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the basket equity for the period from March 25, 2012 through July 31, 2014. The closing price of the basket equity on July 31, 2014 was $205.54. The associated graph shows the closing prices for the basket equity for each day from March 25, 2012 to July 31, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the basket equity at any time, including the valuation date.

Vipshop Holdings Limited	High	Low	Period End
2012
First Quarter (Beginning March 25, 2012)	$ 5.50	$ 4.35	$ 4.39
Second Quarter	$ 6.15	$ 4.26	$ 6.10
Third Quarter	$ 7.50	$ 4.84	$ 7.50
Fourth Quarter	$ 17.90	$ 7.37	$ 17.84
2013
First Quarter	$ 31.12	$ 16.50	$ 30.37
Second Quarter	$ 36.56	$ 25.53	$ 29.16
Third Quarter	$ 60.12	$ 28.13	$ 56.80
Fourth Quarter	$ 86.99	$ 60.85	$ 83.68
2014
First Quarter	$175.99	$ 82.28	$149.30
Second Quarter	$188.99	$128.37	$187.74
Third Quarter (Through July 31, 2014)	$215.48	$182.14	$205.54

July 2014	72

Performance Leverage Upside Securities due September 3, 2015

$16,373,000 Based on the Value of a Basket of Equities

Vipshop Holdings Limited — Daily Closing Prices

March 25, 2012 to July 31, 2014

July 2014	73